Exhibit 10.1

MEADOWBROOK INSURANCE GROUP, INC.
AMENDED AND RESTATED
2009 EQUITY COMPENSATION PLAN

1.	Purpose; Effectiveness of the Plan

(a)      The purpose of this Plan is to advance the interests of the Company and its shareholders by helping the Company and its Subsidiaries attract and retain the services of employees, officers and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.  The Plan is also established with the objective of encouraging Stock ownership by such employees, officers and directors and aligning their interests with those of shareholders.

(b)      The Plan was effective on the date of its adoption by the Board, February 13, 2009, and approved by the shareholders of the Company on May 14, 2009.    This Plan will remain in effect until it is terminated by the Board under Section 11 hereof, except that no Incentive Stock Option will be granted after the tenth anniversary of the date of this Plan's adoption by the Board.  The Plan is being restated to reflect the Company’s policy against re-pricing Options under the Plan.

2.      Definitions.   Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Stock Option Agreements and Restricted Stock Agreements entered into pursuant to this Plan:

(a)      "10% Shareholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of Stock of the Company and/or of its Subsidiaries.

(b)      “1933 Act”  means the federal Securities Act of 1933, as amended.

(c)      "1934 Act" means the federal Securities Exchange Act of 1934, as amended.

(d)      "Board" means the Board of Directors of the Company.

(e)      "Cause" means (i) the Participant's material breach of an employment agreement, if any, between the Participant and the Company or one of its Subsidiaries, (ii) the Participant’s breach of a Confidential Information Agreement between the Participant and the Company or one of its Subsidiaries, (iii) the breach of any non-disclosure or non-compete agreement between the Participant and the Company or one of its Subsidiaries, or (iv) the Participant engages in illegal conduct or misconduct which materially and demonstrably injures the Company.  For purposes of determining whether "Cause" exists, no act or failure to act, on the Participant's part shall be considered "willful," unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief by the Participant that his action or omission was in the best interests of the Company.

(f)       "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

(g)      "Committee" means the Compensation Committee of the Company's Board of Directors provided that the Compensation Committee is comprised solely of Non-Employee Directors.  In the alternative, the Board of Directors may, in its discretion, choose to act as the Committee for the Plan.

(h)      "Company" means Meadowbrook Insurance Group, Inc., a Michigan corporation and its successor or successors.

(i)      “Confidential Information Agreement” means a written agreement between the Company or one of its Subsidiaries and the Eligible Person establishing the duty of the Eligible Person not to disclose information that is proprietary to the Company or one of its Subsidiaries and establishing the sanctions applicable in the event the Eligible Person breaches the Agreement.

(j)      "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code.

(k)      "Disqualifying Disposition" means a disposition, as defined in Section 424(c)(1) of the Code, of Option Stock acquired pursuant to an ISO, which occurs either:

(i)           within two years after the underlying Option is granted; or

(ii)           within one year after the underlying Option is exercised.

Under Section 424(c)(1) of the Code, the term "disposition" includes a sale, exchange, gift, or a transfer of legal title, but does not include (A) a transfer from a decedent to an estate or a transfer by bequest or inheritance, (B) an exchange to which Section 354, 355, 356, or 1036 (or so much of Section 1031 as relates to Section 1036) applies, or (C) a mere pledge or hypothecation.

(l)      "Eligible Persons" means persons who, at a particular time, are employees, officers or members of the Board of Directors of the Company or its Subsidiaries. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

(m)     "Fair Market Value" means, with respect to Option Stock and Restricted Stock and as of the date in question, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith:

(i)           if the Common Stock was principally listed on a national securities exchange, the fair market value shall mean the closing price reported for the Common Stock on  the date in question; or

(ii)           if the foregoing provision is inapplicable, then the Committee shall determine Fair Market Value in good faith on such basis as it deems appropriate; in the case of ISOs, "good faith" shall be determined in accordance with Section 422 of the Code.

(n)      “Change in Control” means the occurrence of the following events:

(i)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of  subparagraph (iii)  of this Section (n); or

(ii)            Within any 12 month period, individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to the date hereof and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be a member of the Incumbent Board; provided, further, that notwithstanding the immediately preceding proviso, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person, other than the Board of Directors of  the Company, shall not be deemed to be a member of the Incumbent Board; or

(iii)           Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

(iv)           Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(o)      "ISO" or "Incentive Stock Option" means an Option, which is subject to certain holding requirements and tax benefits, and which qualifies as an "incentive stock option," as defined in Section 422 of the Code.

(p)      "Non-Employee Director" means a director who:

(i)           is not currently an officer of the Company or its Subsidiaries, or otherwise currently employed by the Company or its Subsidiaries;

(ii)           does not receive compensation, either directly or indirectly, from the Company or its Subsidiaries, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required in the Company's proxy statement;

(iii)           does not possess an interest in any other transaction for which disclosure would be required in the Company's proxy statement; and

(iv)           is not engaged in a business relationship for which disclosure would be required in the Company's proxy statement.

(q)      "NSO" means any Option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an Option designated by the Committee as an ISO.  The term "NSO" also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

(r)      "Option" means a right granted pursuant to this Plan entitling the Participant to acquire shares of Stock issued by the Company.

(s)      "Option Agreement" means an agreement between the Company and an Eligible Person to evidence the terms and conditions of the issuance of Options hereunder.

(t)      "Option Price" with respect to any particular Option means the exercise price at which the Participant may acquire each share of the Option Stock called for under such Option.

(u)      "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

(v)      "Participant" means an Eligible Person to whom an Option or Restricted Stock is granted hereunder, and any transferee of such Option or Restricted Stock received pursuant to a Transfer authorized under this Plan.

(w)           "Plan" means this Meadowbrook Insurance Group, Inc. 2009 Equity Compensation Plan.

(x)      "Restricted Stock" means Stock issued or issuable by the Company which is subject to the restrictions imposed in Section 7 of the Plan.

(y)      "Restricted Stock Agreement" means an agreement between the Company and an Eligible Person to evidence the terms and conditions of the issuance of Restricted Stock hereunder.

(z)      "Restricted Stockholder" means an Eligible Person to whom any Restricted Stock is issued hereunder, and any transferee of such Stock received pursuant to a Transfer required by law.

(aa)           "Stock" means shares of the Company's common stock.

(bb)           "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code.

(cc)           “Tax Withholding Liability” means all federal and state income taxes, social security tax, medicare tax and any other taxes applicable to the income arising from a transaction involving Options or Restricted Stock required by applicable law to be withheld by the Company.  The Committee shall retain the discretion to determine the amount of Tax Withholding Liability.

(dd)           "Transfer," with respect to Option Stock and Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Stock, including without limitation an assignment for the benefit of creditors of the Participant, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock and Restricted Stock are transferred or awarded to the spouse of the Participant or are required to be sold, or a transfer resulting from the filing by the Participant of a petition for relief, or the filing of an involuntary petition against such Participant, under the bankruptcy laws of the United States or of any other nation.

3.      Eligibility.  Options and Restricted Stock may be granted under this Plan only to persons who are Eligible Persons as of the time of such grant.  In the case of ISOs, only Eligible Persons who are employees or officers of the Company or one of its Subsidiaries shall be eligible to receive a grant of ISOs.

4.       Administration.

(a)      Administration by the Committee.  The Committee, subject to the direction of the Board, will administer this Plan, but may delegate such powers or duties to employees of the Company or its Subsidiaries, as it deems appropriate.  The Board may take any action under this Plan that the Committee could otherwise take.

(b)      Authority and Discretion of Committee.  The Committee will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the Company's articles of incorporation, bylaws and this Plan, and the specific limitations on such discretion set forth herein:

(i)           to select and approve the persons to whom Options will be granted under this Plan from among the Eligible Persons, including the number of Options and the amount of Option Stock available for purchase under such Options so granted to each person;

(ii)           to select and approve the persons to whom Restricted Stock will be issued under this Plan from among the Eligible Persons and the number shares of Restricted Stock to be so issued;

(iii)           to determine the period or periods of time during which Options may be exercised or become exercisable, the Option Price and the duration of such Options, the date on which Options are granted, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan;

(iv)           to determine the period or periods of time during which the Restricted Stock may vest, the Designated Performance Criteria on which vesting may be dependent, the date on which shares of Restricted Stock are awarded and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock Agreements as provided in this Plan; and

(v)           to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan.

(c)      Designation of Options.  Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO.  To the extent that the Fair Market Value of Stock, determined at the time the Option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, such Option will be treated as an NSO.

(d)      Option Agreements.  Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Participant and a duly authorized officer of the Company.  Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

(e)      Restricted Stock Agreements.  Restricted Stock will be issued hereunder only upon the execution and delivery of a Restricted Stock Agreement by the Restricted Stockholder and a duly authorized officer of the Company.  Restricted Stock will not be deemed issued merely upon the authorization of such issuance by the Committee.

5.      Shares Reserved for Options and Restricted Stock.  Subject to Sections 8 and 11 of this Plan, the aggregate number of shares of Option Stock and Restricted Stock that may be issued and outstanding pursuant to the exercise of Options under this Plan (the "Option and Restricted Stock Pool") will not exceed 2,000,000 shares.  The maximum number of shares of Option Stock and Restricted Stock which may be subject to one or more awards to a single Eligible Person shall not exceed 800,000 shares in the aggregate.  Shares of Option Stock withheld as payment of an Option Price as described in subsection 6(d) by the Company and shares of Restricted Stock that may be forfeited, as described in subsection 7(c) may be added back into the Option and Restricted Stock Pool and reissued.  Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired may also be added back into the Option and Restricted Stock Pool to be available for issuance.

6.      Terms of Stock Option Agreements.  Each Option granted pursuant to this Plan will be evidenced by an Option Agreement between the Company and the Eligible Person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan.  Apart from making copies of this Plan and Option Agreements under this Plan available to the Eligible Person, the Company shall have no obligation to explain the terms and conditions of the Plan or Option Agreements, including, not by way of limitation, the terms of vesting, the available methods for exercising Options and the timing of an Option’s expiration.  Without limiting the foregoing, the following terms and conditions will be considered a part of each Option Agreement (unless otherwise stated therein):

(a)      Covenants of Participant.  Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Participant any right with respect to the continuation of his or her status as an employee, officer or director of the Company or its Subsidiaries.

(b)      Option Vesting Periods.  Each Option Agreement will specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Option Vesting Period").  Unless otherwise indicated in an Option Agreement, all Options shall become vested and exercisable upon the effective date of a Change in Control of the Company.

(c)        Exercise of the Option.

(i)           Mechanics and Notice.  Options may be exercised to the extent exercisable by giving written notice to the Company specifying the number of Options to be exercised, the date of the grant of the Option or Options to be exercised, the Option Price, the desired effective date of the exercise, the number of full shares of Option Stock to be retained by the Participant after exercise, and the method of payment.  Once written notice complying with the requirements of this subsection is received, the Committee or its designee shall promptly notify the Participant of the amount of the Option Price and withholding taxes due, if either or both is applicable.  Payment of any amounts owing shall be due immediately upon receipt of such notice.

(ii)           Withholding Taxes.  As a condition to the issuance of shares of Option Stock upon exercise of an Option granted under this Plan, the Participant will pay to the Company in cash, through cashless exercise as described in subsection (d), or in such other form as the Committee may determine in its discretion, the amount of the Company's Tax Withholding Liability, if any, associated with such exercise.  The Committee may prescribe a specific method of payment of such withholding, in its discretion and may disallow such withholding through cashless exercise if it determines that the amount of shares being withheld pursuant to the cashless exercise exceeds the minimum amount of Tax Withholding Liability.

(d)      Payment of Option Price.  Each Option Agreement will specify the Option Price, with respect to the exercise of Option Stock granted thereunder, which may be stated in terms of a fixed dollar amount, a percentage of Fair Market Value at the time of the grant, or such other method as determined by the Committee in its discretion.  In no event will the Option Price for an ISO or NSO granted hereunder be less than the Fair Market Value (or, where an ISO Participant is a 10% Shareholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO or NSO is granted.

(i)           The Option Price will be payable to the Company in United States dollars in cash or by certified check or, such other legal consideration as may be approved by the Committee, in its discretion.

(ii)           The Committee, in its discretion, may permit a Participant to pay all or a portion of the Option Price and/or Tax Withholding Liability, if applicable, with respect to the exercise of an Option either by surrendering shares of Stock already owned by such Participant or by withholding shares of Option Stock, provided that the Committee determines that the Fair Market Value of such surrendered Stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or Tax Withholding Liability, as the case may be, to be paid for therewith.  The Committee may require the Participant's attestation of ownership of Stock for at least 6 months in order to permit exercise or payment of Tax Withholding Liability  by withholding of Option Stock.

(iii)           The Committee, in its discretion may permit a Participant to pay all or a portion of the Option Price and/or Tax Withholding Liability by a broker-dealer to whom the Participant has submitted an exercise notice consisting of a fully endorsed Option.

(iv)           In the case of a payment of Option Price and/or Tax Withholding Liability by any means other than cash or certified check, the Participant’s election must be made on or prior to the date of exercise of the Stock Option and must be irrevocable.

(v)           Other than by reason of an adjustment pursuant to Section 8 hereof, the Option Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered  to the Company as consideration for the grant of a new Option with a lower exercise price.

(e)      Notice of Disqualifying Disposition.  In the event of a Disqualifying Disposition, the Participant will promptly give written notice to the Company of such disposition including information regarding the number of shares involved, the exercise price of the underlying Option through which the shares were acquired and the date of the Disqualifying Disposition.

(f)      Termination of the Option.  Except as otherwise provided herein, each Option Agreement will specify the period of time, to be determined by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant (the "Option Period"); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Shareholder.

(i)           Timing of Termination.  To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the discretion of the Committee, each Option will terminate, if earlier:  (a) thirty days after the date that the Participant ceases to be an Eligible Person for any reason other than Cause, death or Disability; (b) immediately upon the Participant's termination of employment for Cause; (c) 6 months after the date that the Participant ceases to be an Eligible Person by reason of such person's death or Disability.

(ii)           Effect of Change in Control.  Notwithstanding any other provision of this Plan, each Option will become fully exercisable upon the effective date of a Change in Control of the Company or a liquidation or dissolution of the Company.

(g)      Transferability of Options.  ISOs will be subject to Transfer by the Participant only by will or the laws of descent and distribution.  NSOs will be subject to Transfer by the Participant only by will or the laws of descent and distribution or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership.  The terms "family member," "family trust" and "family partnership" shall have meanings consistent with Section 704 of the Code.  Options will be exercisable only by the Participant during his or her lifetime, or, with respect to an NSO, by any of the recipients of the Transfers specifically permitted by this subsection (g).

(h)      Compliance with Law.  Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by a Participant, only after there has been compliance with all applicable federal and state tax and securities laws.  The right to exercise an Option will be further subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Committee, in its discretion.

(i)      Stock Certificates.  Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions.  The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection (i) have been complied with.

(j)      Non-Compete.  The Committee, in its discretion, may, as a condition to the grant of an Option, require that the Participant enter into a covenant not to compete, a non-dislosure agreement or a Confidential Information Agreement with the Company and its Subsidiaries, which shall become effective on the date of termination of employment of the Participant with the Company, or any other date the Committee designates, and which shall contain such terms and conditions as the Committee specifies.

(k)      Other Provisions.  The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

(l)      Compliance with Code Section 409A. If any Option would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the right to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 6(l) shall maintain, to the extent practicable, the original intent of the applicable provision without subjecting the Option to, or without violating thre requirements of, Code Section 409A.

7.      Terms of Restricted Stock Agreements.  Each issuance of Restricted Stock pursuant to this Plan will be evidenced by a Restricted Stock Agreement between the Company and the Eligible Person to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan.  Each Restricted Stock Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

(a)      Covenants of Restricted Stockholder.  Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Restricted Stockholder any right with respect to the continuation of his or her status as an employee or officer of the Company or its Subsidiaries.

(b)      Restricted Stock Vesting Periods.  Except as otherwise provided herein, each Restricted Stock Agreement may specify the period or periods of time within which shares of Restricted Stock will no longer be subject to the restrictions imposed under this Plan or any Restricted Stock Agreement (the "Restricted Stock Vesting Period"), as set forth in this subsection 7(b).  A Restricted Stock Agreement may also specify Designated Performance Criteria which must be satisfied within the Restricted Stock Vesting Period.  Restricted Stock Vesting Periods shall be determined by the Committee in its discretion and may be accelerated or shortened by the Committee in its discretion, but shall not exceed ten years for full vesting.  All shares of Restricted Stock shall become immediately and fully vested upon a Change in Control of the Company.

(c)      Forfeiture of Restricted Stock.  To the extent that the applicable Restricted Stock Vesting Period has not elapsed, each share of Restricted Stock, subject to the discretion of the Committee, shall be forfeited immediately as of the date the Restricted Stockholder ceases to be an Eligible Person for any reason.

(d)      Restrictions on Transfer of Restricted Stock.

(i)           General Rule on Transfers of Restricted Stock.  Restricted Stock may be transferred only if required by law.  All Transfers of Restricted Stock not meeting the conditions set forth in this subsection 7(d) are expressly prohibited.

(ii)           Effect of Prohibited Transfer.  Any prohibited Transfer of Restricted Stock is void and of no effect.  Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 7(d), or exercise any other legal or equitable remedy.

(iii)           Escrow.  The Committee may, in its discretion, require that the Restricted Stockholder deliver the certificate(s) for the Restricted Stock with a stock power executed in blank to the Secretary of the Company or his or her designee to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan.  The certificate(s) may be held in escrow so long as the shares of Restricted Stock are subject to any restrictions under this Plan or under a Restricted Stock Agreement.  Each Restricted Stockholder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable.  The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto.  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

(e)      Compliance with Law.  Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state tax and securities laws.

(f)      Stock Certificates.  Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions.  The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 7(f) have been complied with.

(g)      Non-Compete.  The Committee, in its discretion, may, as a condition to the grant of a Restricted Stock, require that the Participant enter into a covenant not to compete, a non-disclosure agreement or a Confidential Information Agreement with the Company and its Subsidiaries, which shall become effective on the date of termination of employment of the Participant with the Company, or any other date the Committee designates, and which shall contain such terms and conditions as the Committee specifies.

(h)      Other Provisions.  The Restricted Stock Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, covenants not to compete, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

8.      Adjustments Upon Changes in Stock.  In the event of any change in the outstanding Stock of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made:

(a)      in the aggregate number of shares of Option Stock and Restricted Stock in the Option and Restricted Stock Pool;

(b)      in the Option Price and the number of shares of Option Stock that may be purchased pursuant to an outstanding Option granted hereunder;

(c)      in the number of shares of Restricted Stock subject to a Restricted Stock Agreement;

(d)      in the exercise price of any rights of repurchase or of first refusal under this Plan; and

(e)      with respect to other rights and matters determined on a per share basis under this Plan or any associated Option Agreement or Restricted Stock Agreement.

Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options and Restricted Stock then outstanding.  No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

9.      Proceeds from Sale of Option Stock.  Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

10.      Modification, Extension and Renewal of Options and Restricted Stock.  Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or Restricted Stock granted under this Plan, but in no event may the Committee change the Option Price as stated in the Option Agreement, if expressed as a fixed dollar amount, or the manner in which the Option Price is to be calculated as stated in the Option Agreement, if expressed as a percentage of Fair Market Value at the time of the grant or otherwise.  Notwithstanding the foregoing, no modification of any Option or Restricted Stock will, without the consent of the holder of the Option or Restricted Stockholder, alter or impair any rights or obligations under any Option or Restricted Stock previously granted under this Plan.

11.      Amendment and Discontinuance.  The Committee may amend, and the Board may suspend or discontinue, this Plan at any time, provided that:

      (a)  No such action may, without the approval of the shareholders of the Company, increase the maximum total number of shares of Option Stock or Restricted Stock that may be granted to an individual over the term of this Plan, or materially increase (other than by reason of an adjustment pursuant to Section 8 hereof) the aggregate number of shares of Option Stock and Restricted Stock in the Option and Restricted Stock Pool that may be granted pursuant to this Plan;

(b) No action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose;

(c) No action of the Committee shall alter or impair any Option or Restricted Stock previously granted under this Plan without the consent of such affected Participant.

12.      Plan Binding upon Successors.  This Plan shall be binding upon and inure to the benefit of the Company, its Subsidiaries, and their respective successors and assigns, and Eligible Persons and their respective assigns, personal representatives, heirs, legatees and beneficiaries.

13.      Compliance with Rule 16b-3.  With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to be exempt from short-swing profit liability.  To the extent that any transaction made pursuant to the Plan may give rise to short-swing profit liability, the Committee may deem such transaction to be null and void, to the extent permitted by law and deemed advisable by the Committee.

14.      Notices.  Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company:

(a)  On the date it is personally delivered to the Secretary of the Company at its principal executive offices; or

(b) Three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Secretary at such offices.

and to a Participant:

(c)  On the date it is personally delivered to him or her; or

(d)  Three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

15.      Governing Law.  This Plan will be governed by, and construed in accordance with, the laws of the State of Michigan, without regard to its conflict of laws provisions.

16.           Copies of Plan.  A copy of this Plan will be delivered to each Participant at or before the time he or she executes an Option Agreement.